UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 16, 2005

PACIFIC SUNWEAR OF CALIFORNIA, INC.
(Exact Name of Registrant as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	0-21296 (Commission File Number)	95-3759463 (IRS Employer Identification No.)

3450 East Miraloma Avenue Anaheim, CA (Address of principal executive offices)	92806-2101 (Zip Code)
(714) 414-4000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-3.1
EX-99.1

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On August 16, 2005, the Board of Directors of Pacific Sunwear of California, Inc. (the “Company”) appointed Michael Weiss to the Company’s Board of Directors. Mr. Weiss spent 23 years at Limited Brands, most recently as Chief Executive Officer of Express, a 1,000+ store division of Limited Brands. Mr. Weiss left Limited Brands in 2004. Prior to Limited Brands, Mr. Weiss held both manufacturing and retailing positions at Apparel Industries, Casual Corner and Abraham and Straus. The full text of the press release announcing Mr. Weiss’ appointment is included as Exhibit 99.1 to this report and is incorporated herein by reference.
In connection with the appointment of Mr. Weiss, the Board of Directors approved an amendment to Article III, Section 2 of the Third Amended and Restated Bylaws of Pacific Sunwear of California, Inc., which increased the authorized number of directors of the Company’s Board of Directors to nine. The last sentence of Article III, Section 2 of the Company’s bylaws previously read:
“The exact number of directors shall be eight until changed as provided in this Section 2.”
Effective as of August 16, 2005, the last sentence of Article III, Section 2 of the Company’s bylaws was amended to read as follows:
“The exact number of directors shall be nine until changed as provided in this Section 2.”
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.
3.1	Amendment and Restatement of Article III, Section 2 of Third Amended and Restated Bylaws of Pacific Sunwear of California, Inc.

99.1	Press Release issued by the Company on August 17, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 19, 2005	Pacific Sunwear of California, Inc.
/s/ SETH R. JOHNSON
Seth R. Johnson
Chief Executive Officer, Director

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment and Restatement of Article III, Section 2 of Third Amended and Restated Bylaws of Pacific Sunwear of California, Inc.
99.1	Press Release issued by the Company on August 17, 2005